EZCORP Reports Fourth Quarter and Full Year Fiscal 2024 Results
Record Q4 and Full Year Revenue & PLO
Austin, Texas (November 13, 2024) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its fourth quarter and full year ended September 30, 2024.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
FOURTH QUARTER HIGHLIGHTS
•Pawn loans outstanding (PLO) up 12% to $274.1 million.
•Net income was up $4.9 million to $15.2 million. On an adjusted basis1, net income increased 9%.
•Diluted earnings per share was $0.21, up from $0.15. On an adjusted basis1, diluted earnings per share increased 13% to $0.26.
•Total revenues increased 9% to $294.6 million, while gross profit1 increased 10% to $175.4 million.
•Merchandise sales gross margin remained within the Company’s targeted range at 35%.
•Return on earning assets (ROEA) remained strong at 154%.
FULL YEAR 2024 HIGHLIGHTS
•Net income was $83.1 million, an increase of $44.6 million. On an adjusted basis1, net income increased 20%.
•Diluted earnings per share was $1.10, up from $0.53. On an adjusted basis1, diluted earnings per share increased 20% to $1.12.
•Total revenues increased 11% to $1,161.6 million, while gross profit1 increased 12% to $682.3 million.
•Merchandise sales gross margin remained within the Company’s targeted range at 36%.
•Return on earning assets (ROEA) remained strong at 160%.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “Fiscal 2024 has been another record breaking year for our Company as we achieved the highest annual revenues in our history. We also drove material growth on the bottom line, with adjusted EBITDA increasing 15% to over $150 million and adjusted diluted EPS increasing 20% to $1.12. This exceptional performance is a testament to our 8,000+ team members, whose dedication to delivering market-leading customer service has driven these outstanding operating and financial results. We continue to see strong consumer demand for immediate cash solutions and high-quality, cost-effective second-hand goods, fueled by what continues to be a challenging macroeconomic environment. Customer participation in our EZ+ Rewards program continues to flourish, with 44% growth year over year, representing 76% of unique transactions during the quarter. Our online payments also increased 34% year over year, further reflecting robust customer engagement across our platforms.

“During the quarter, we grew our footprint by adding 21 stores, including one acquired store in the U.S. and 20 de novo stores in Latin America. We continue to focus on strategic expansion and our fiscal 2024 results reflect the resurgence of our Latin American business, with adjusted segment contribution increasing 41% to $38.2 million. We now operate 1,279 stores across five countries. We remain excited by our inorganic pipeline and the scale of pawn opportunity in both our existing markets and globally.

“As we enter the new fiscal year, we are fully committed to our core values of People, Pawn, and Passion. We will continue to invest in our people, technology, and store network to drive sustainable growth and enhance operational efficiency, and we are well-positioned to build upon our momentum and capitalize on new growth opportunities as we deliver long-term value for our shareholders,” concluded Given.

CONSOLIDATED RESULTS

Three Months Ended September 30	As Reported		Adjusted[1]
in millions, except per share amounts	2024	2023	2024	2023

Total revenues	$294.6	$270.5	$300.9	$270.5
Gross profit	$175.4	$159.4	$178.9	$159.4
Income before tax	$26.3	$13.1	$27.4	$22.6
Net income	$15.2	$10.3	$18.9	$17.3
Diluted earnings per share	$0.21	$0.15	$0.26	$0.23
EBITDA (non-GAAP measure)	$35.5	$22.4	$36.7	$31.9

Twelve Months Ended September 30	As Reported		Adjusted[1]
in millions, except per share amounts	2024	2023	2024	2023

Total revenues	$1,161.6	$1,049.0	$1,153.8	$1,049.0
Gross profit	$682.3	$609.8	$678.0	$609.8
Income before tax	$115.6	$51.6	$114.9	$93.9
Net income	$83.1	$38.5	$84.7	$70.9
Diluted earnings per share	$1.10	$0.53	$1.12	$0.93
EBITDA	$151.7	$92.8	$150.8	$131.5
•PLO increased 12% to $274.1 million, up $28.3 million. On a same-store basis, PLO increased 11% due to improved operational performance and continued strong pawn demand.
•In the fourth quarter, total revenues increased 9%, and gross profit increased 10%, reflecting improved pawn service charge (PSC) revenues and merchandise sales as a result of higher average PLO. Similarly for the full year, total revenues increased 11% and gross profit increased 12%.
•PSC increased 10% in the fourth quarter and 14% for the full year as a result of higher average PLO.
•For the fourth quarter, merchandise sales gross margin remains within our target range at 35%, down from 36%. Aged general merchandise was 1.7% of total general merchandise inventory, a 150 bps improvement over the third quarter. For the full year, merchandise sales gross profit margin was flat at 36%.

•Net inventory increased 15%, as expected with the growth in PLO. Inventory turnover decreased to 2.6x for the quarter, from 2.7x and was flat at 2.8x for the year.
•For the fourth quarter, store expenses increased 7% and 5% on a same-store basis. For the full year, store expenses increased 10% and 9% on a same-store basis, primarily due to increased labor driven by inflationary and minimum wage increases, and, to a lesser extent, expenses related to rent.
•General and administrative expenses increased 11% in the fourth quarter and increased 12% for the full year, primarily due to labor including incentive compensation and, to a lesser extent, costs related to the implementation and ongoing support of Workday.
•For the fourth quarter, income before taxes was $26.3 million, up 100% from $13.1 million, and adjusted EBITDA increased 15% to $36.7 million. For the full year, income before taxes increased by 124% to $115.6 million from $51.6 million and adjusted EBITDA increased 15% to $150.8 million.

•Diluted earnings per share was $0.21 for the fourth quarter, up from $0.15. On an adjusted basis, diluted earnings per share was $0.26, up from $0.23. For the full year, diluted earnings per share was $1.10, compared to $0.53. On an adjusted basis, diluted earnings per share for the year was $1.12, compared to $0.93. The primary difference between GAAP and adjusted financial results for the prior year is attributable to our share of the one-time, non-cash goodwill impairment recognized by Cash Converters International.
•Cash and cash equivalents at the end of the quarter was $170.5 million, down 23% year-over-year. The decrease was due to the 2024 convertible debt maturity and payoff, an increase in PLO and inventory, strategic investments and acquisitions, and share repurchases, partially offset by cash from operating activities.
SEGMENT RESULTS
U.S. Pawn
•PLO ended the year at $214.3 million, up 12% on a total and same-store basis.
•In the fourth quarter, total revenues increased 9% and gross profit increased 10%, reflecting higher PSC and merchandise sales. Similarly for the full year, total revenues increased 10% and gross profit increased 10%.
•PSC increased 10% in the fourth quarter and increased 13% for the full year as a result of higher average PLO.
•During the fourth quarter, merchandise sales increased 7%, and gross margin decreased to 37% from 38%. For the full year, merchandise sales increased 6% and merchandise sales gross profit margin decreased 100 bps to 37%.
•Net inventory increased 8%, as expected with the growth in PLO. Inventory turnover increased to 2.5x for the quarter, from 2.4x and was flat at 2.6x for the full year. Aged general merchandise increased to 2.6%, or $1.2 million of total general merchandise inventory. Compared to the third quarter, this has decreased by 240 bps. Excluding luxury handbags in our three Max Pawn stores in Las Vegas, aged general merchandise remains under 1%.
•In the fourth quarter, store expenses increased 10% (7% on a same-store basis), primarily due to labor costs driven by inflation. Similarly for the full year, store expenses increased 9% (8% on a same store basis).
•Segment contribution increased 10% to $41.0 million in the fourth quarter and increased 13% to $165.3 million for the full year.
•Segment store count increased by 13 to 542 due to the acquisition of 13 stores, the addition of one de novo store and the consolidation of one store during the full year.
Latin America Pawn
•PLO improved to $59.8 million, up 8% (18% on constant currency basis). On a same-store basis, PLO increased 7% (16% on a constant currency basis) due to improved operational performance and increased loan demand.
•In the fourth quarter, total revenues were up 9% (17% on constant currency basis), and gross profit increased 11% (20% on a constant currency basis), reflecting increased PSC, higher merchandise sales and improved merchandise sales gross profit. Similarly for the full year, total revenues were up 13% (11% on a constant currency basis), while gross profit increased by 18% (15% on a constant currency basis).
•PSC increased in the fourth quarter to $29.2 million, up 11% (19% on a constant currency basis) as a result of higher average PLO. Similarly for the full year, PSC increased 17% (14% on a constant currency basis).
•During the fourth quarter merchandise sales increased 6% and merchandise sales gross margin increased to 32% from 30%. For the full year merchandise sales increased 12% and merchandise gross margin increased 100 bps to 32%.
•Net inventory increased 42% (56% on a constant currency basis) due to increase in PLO, increase in store count and lower inventory turnover. Inventory turnover decreased to 2.8x, from 3.6x for the quarter. For the full year inventory turnover was 3.3x, down from 3.4x. Aged general merchandise remains less than 1% of total general merchandise inventory.
•In the fourth quarter, store expenses increased 1% (10% on a constant currency basis) and on a same-store basis decreased 1% (7% increase on a constant currency basis). Full year store expenses increased 13% (11% on a constant currency basis) and 12%

(9% on a constant currency basis) on a same-store basis primarily due to increased labor headcount, in line with store activity and minimum wage increases and, to a lesser extent, rent associated with lease renewals.
•For the fourth quarter, segment contribution increased 59% (68% on a constant currency basis). For the full year, segment contribution was up 23% to $38.8 million (21% on a constant currency basis). On an adjusted basis, segment contribution for the fourth quarter was up 63% to $10.7 million and for the full year was up 41% to $38.2 million, with the primary prior year adjustment being the reversal of contingent consideration liability in connection with a previously completed acquisition.
•Segment store count increased by 35 to 737 due to the addition of 40 de novo stores and the consolidation of five stores during the full year.
FORM 10-K
EZCORP’s Annual Report on Form 10-K for the quarter ended September 30, 2024 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Thursday, November 14, 2024, at 8:00 am Central Time to discuss Fourth Quarter Fiscal 2024 results. Analysts and institutional investors may participate on the conference call by registering online at https://register.vevent.com/register/BIb6e94245691f418883c1cb2385ac8ab7. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per share amounts)	2024	2023	2024	2023
Revenues:
Merchandise sales	$161,506	$151,172	$663,736	$615,446
Jewelry scrapping sales	17,891	14,888	61,082	49,528
Pawn service charges	115,103	104,330	436,545	383,772
Other revenues	51	89	239	295
Total revenues	294,551	270,479	1,161,602	1,049,041
Merchandise cost of goods sold	104,723	97,494	427,403	394,779
Jewelry scrapping cost of goods sold	14,447	13,611	51,926	44,424
Gross profit	175,381	159,374	682,273	609,838
Operating expenses:
Store expenses	119,583	111,570	461,055	418,574
General and administrative	20,688	18,568	75,557	67,529
Impairment of other assets	843	4,343	843	4,343
Depreciation and amortization	8,127	8,154	33,069	32,131
Loss (gain) on sale or disposal of assets and other	133	180	(16)	208
Other income	—	—	(765)	(5,097)
Total operating expenses	149,374	142,815	569,743	517,688
Operating income	26,007	16,559	112,530	92,150
Interest expense	3,204	3,462	13,585	16,456
Interest income	(2,123)	(2,324)	(10,575)	(7,470)
Equity in net (income) loss of unconsolidated affiliates	(576)	(935)	(4,711)	28,459
Other (income) expense	(750)	3,231	(1,377)	3,072
Income before income taxes	26,252	13,125	115,608	51,633
Income tax expense	11,056	2,872	32,513	13,170
Net income	$15,196	$10,253	$83,095	$38,463

Basic earnings per share	$0.28	$0.19	$1.51	$0.69
Diluted earnings per share	$0.21	$0.15	$1.10	$0.53

Weighted-average basic shares outstanding	54,677	55,020	54,935	55,586
Weighted-average diluted shares outstanding	83,552	87,154	84,448	80,865

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	September 30, 2024	September 30, 2023

Assets:
Current assets:
Cash and cash equivalents	$170,513	$220,595
Restricted cash	9,294	8,373
Pawn loans	274,084	245,766
Pawn service charges receivable, net	44,013	38,885
Inventory, net	191,923	166,477
Prepaid expenses and other current assets	39,171	39,623
Total current assets	728,998	719,719
Investments in unconsolidated affiliates	13,329	10,987
Other investments	51,900	36,220
Property and equipment, net	65,973	68,096
Right-of-use assets, net	226,602	234,388
Goodwill	306,478	302,372
Intangible assets, net	58,451	58,216
Deferred tax asset, net	25,362	25,702
Other assets, net	16,144	12,011
Total assets	$1,493,237	$1,467,711

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$103,072	$34,265
Accounts payable, accrued expenses and other current liabilities	85,737	81,605
Customer layaway deposits	21,570	18,920
Operating lease liabilities, current	58,998	57,182
Total current liabilities	269,377	191,972
Long-term debt, net	224,256	325,847
Deferred tax liability, net	2,080	435
Operating lease liabilities	180,616	193,187
Other long-term liabilities	12,337	10,502
Total liabilities	688,666	721,943
Commitments and contingencies (Note 11)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $0.01 per share; shares authorized: 100 million; 51,582,698 issued and outstanding as of September 30, 2024; issued and outstanding of 51,869,569 as of September 30, 2023	516	519
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171 as of September 30, 2024 and 2023	30	30
Additional paid-in capital	348,366	346,181
Retained earnings	507,206	431,140
Accumulated other comprehensive loss	(51,547)	(32,102)
Total equity	804,571	745,768
Total liabilities and equity	$1,493,237	$1,467,711

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2024	2023

Operating activities:
Net income	$83,095	$38,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,069	32,131
Amortization of debt discount and deferred financing costs	1,605	1,561
Non-cash lease expense	58,393	56,937
Deferred income taxes	1,354	(12,802)
Impairment of other assets	843	4,343
Other adjustments	789	(2,890)
Provision for inventory reserve	73	603
Stock compensation expense	10,406	9,539
Equity in net (income) loss from investment in unconsolidated affiliates	(4,711)	28,459
Net loss on extinguishment of debt	—	3,545
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(5,217)	(4,204)
Inventory	(8,488)	(4,810)
Prepaid expenses, other current assets and other assets	(8,638)	(1,814)
Accounts payable, accrued expenses and other liabilities	(57,158)	(61,522)
Customer layaway deposits	2,950	1,376
Income taxes	5,235	12,919
Net cash provided by operating activities	113,600	101,834
Investing activities:
Loans made	(937,014)	(821,725)
Loans repaid	522,497	458,854
Recovery of pawn loan principal through sale of forfeited collateral	363,396	336,349
Capital expenditures, net	(35,764)	(40,446)
Acquisitions, net of cash acquired	(12,113)	(14,874)
Proceeds from (issuance of) note receivable	421	(15,500)
Investment in unconsolidated affiliate	(1,131)	(2,133)
Investment in other investments	(15,680)	(15,000)
Dividends from unconsolidated affiliates	3,535	3,589
Net cash used in investing activities	(111,853)	(110,886)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,294)	(1,148)
Proceeds from borrowings	—	230,000
Debt issuance cost	—	(7,458)
Cash paid on extinguishment of debt	—	(1,951)
Payments on assumed debt	(34,389)	(178,488)
Purchase and retirement of treasury stock	(12,008)	(16,988)
Payments of finance leases	(492)	(275)
Net cash (used in) provided by financing activities	(50,183)	23,692
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(725)	(41)
Net (decrease) increase in cash, cash equivalents and restricted cash	(49,161)	14,599
Cash and cash equivalents and restricted cash at beginning of period	228,968	214,369
Cash and cash equivalents and restricted cash at end of period	$179,807	$228,968

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended September 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$111,040	$50,466	$—	$161,506	$—	$161,506
Jewelry scrapping sales	15,086	2,805	—	17,891	—	17,891
Pawn service charges	85,863	29,240	—	115,103	—	115,103
Other revenues	32	19	—	51	—	51
Total revenues	212,021	82,530	—	294,551	—	294,551
Merchandise cost of goods sold	70,158	34,565	—	104,723	—	104,723
Jewelry scrapping cost of goods sold	11,961	2,486	—	14,447	—	14,447
Gross profit	129,902	45,479	—	175,381	—	175,381
Segment and corporate expenses (income):
Store expenses	86,280	33,303	—	119,583	—	119,583
General and administrative	—	—	—	—	20,688	20,688
Impairment of other assets	—	—	—	—	843	843
Depreciation and amortization	2,599	2,044	—	4,643	3,484	8,127
Loss on sale or disposal of assets and other	9	100	—	109	24	133
Interest expense	—	—	—	—	3,204	3,204
Interest income	—	(214)	(611)	(825)	(1,298)	(2,123)
Equity in net (income) loss of unconsolidated affiliates	—	—	(715)	(715)	139	(576)
Other expense (income)	7	13	(27)	(7)	(743)	(750)
Segment contribution	$41,007	$10,233	$1,353	$52,593
Income (loss) before income taxes				$52,593	$(26,341)	$26,252

	Three Months Ended September 30, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$103,347	$47,825	$—	$151,172	$—	$151,172
Jewelry scrapping sales	13,217	1,671	—	14,888	—	14,888
Pawn service charges	77,874	26,456	—	104,330	—	104,330
Other revenues	35	46	8	89	—	89
Total revenues	194,473	75,998	8	270,479	—	270,479
Merchandise cost of goods sold	64,176	33,318	—	97,494	—	97,494
Jewelry scrapping cost of goods sold	11,842	1,769	—	13,611	—	13,611
Gross profit	118,455	40,911	8	159,374	—	159,374
Segment and corporate expenses (income):
Store expenses	78,680	32,890	—	111,570	—	111,570
General and administrative	—	—	—	—	18,568	18,568
Impairment of other assets	—	—	—	—	4,343	4,343
Depreciation and amortization	2,562	2,341	—	4,903	3,251	8,154
Loss (gain) on sale or disposal of assets and other	31	(233)	—	(202)	382	180
Interest expense	—	—	—	—	3,462	3,462
Interest income	—	(416)	(1,500)	(1,916)	(408)	(2,324)
Equity in net income of unconsolidated affiliates	—	—	(935)	(935)	—	(935)
Other (income) expense	—	(90)	11	(79)	3,310	3,231
Segment contribution	$37,182	$6,419	$2,432	$46,033
Income (loss) before income taxes				$46,033	$(32,908)	$13,125

	Twelve Months Ended September 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$459,251	$204,485	$—	$663,736	$—	$663,736
Jewelry scrapping sales	54,344	6,738	—	61,082	—	61,082
Pawn service charges	322,362	114,183	—	436,545	—	436,545
Other revenues	126	78	35	239	—	239
Total revenues	836,083	325,484	35	1,161,602	—	1,161,602
Merchandise cost of goods sold	288,894	138,509	—	427,403	—	427,403
Jewelry scrapping cost of goods sold	45,926	6,000	—	51,926	—	51,926
Gross profit	501,263	180,975	35	682,273	—	682,273
Segment and corporate expenses (income):
Store expenses	325,816	135,239	—	461,055	—	461,055
General and administrative	—	—	—	—	75,557	75,557
Impairment of other assets	—	—	—	—	843	843
Depreciation and amortization	10,147	8,865	—	19,012	14,057	33,069
Loss (gain) on sale or disposal of assets and other	3	(140)	—	(137)	121	(16)
Other income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	13,585	13,585
Interest income	—	(1,612)	(2,422)	(4,034)	(6,541)	(10,575)
Equity in net income of unconsolidated affiliates	—	—	(4,993)	(4,993)	282	(4,711)
Other income	7	(218)	—	(211)	(1,166)	(1,377)
Segment contribution	165,290	38,841	$7,450	$211,581
Income (loss) before income taxes				$211,581	$(95,973)	$115,608

	Twelve Months Ended September 30, 2023 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$432,578	$182,868	$—	$615,446	$—	$615,446
Jewelry scrapping sales	43,305	6,223	—	49,528	—	49,528
Pawn service charges	285,919	97,853	—	383,772	—	383,772
Other revenues	119	121	55	295	—	295
Total revenues	761,921	287,065	55	1,049,041	—	1,049,041
Merchandise cost of goods sold	267,874	126,905	—	394,779	—	394,779
Jewelry scrapping cost of goods sold	37,709	6,715	—	44,424	—	44,424
Gross profit	456,338	153,445	55	609,838	—	609,838
Segment and corporate expenses (income):
Store expenses	299,319	119,255	—	418,574	—	418,574
General and administrative	—	(3)	—	(3)	67,532	67,529
Impairment of other assets	—	—	—	—	4,343	4,343
Depreciation and amortization	10,382	9,191	—	19,573	12,558	32,131
Loss (gain) on sale or disposal of assets and other	115	(289)	—	(174)	382	208
Other income	—	(5,097)	—	(5,097)	—	(5,097)
Interest expense	—	—	—	—	16,456	16,456
Interest income	(2)	(1,139)	(1,500)	(2,641)	(4,829)	(7,470)
Equity in net loss of unconsolidated affiliates	—	—	28,459	28,459	—	28,459
Other (income) expense	—	(131)	31	(100)	3,172	3,072
Segment contribution (loss)	$146,524	$31,658	$(26,935)	$151,247
Income (loss) before income taxes				$151,247	$(99,614)	$51,633

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended September 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of June 30, 2024	541	717	1,258
New locations opened	—	20	20
Locations acquired	1	—	1
As of September 30, 2024	542	737	1,279

	Three Months Ended September 30, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of June 30, 2023	528	684	1,212
New locations opened	—	19	19
Locations acquired	2	—	2
Locations combined or closed	(1)	(1)	(2)
As of September 30, 2023	529	702	1,231

	Twelve Months Ended September 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	1	40	41
Locations acquired	13	—	13
Locations combined or closed	(1)	(5)	(6)
As of September 30, 2024	542	737	1,279

	Twelve Months Ended September 30, 2023
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2022	515	660	1,175
New locations opened	3	44	47
Locations acquired	12	—	12
Locations combined or closed	(1)	(2)	(3)
As of September 30, 2023	529	702	1,231

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and twelve months ended September 30, 2024 and 2023 were as follows:

	September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023	2024	2023

Mexican peso	19.7	17.4	18.9	17.1	17.7	18.3
Guatemalan quetzal	7.6	7.7	7.6	7.7	7.6	7.6
Honduran lempira	24.6	24.5	24.4	24.3	24.4	24.3
Australian dollar	1.4	1.6	1.5	1.5	1.5	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023

Net income	$15.2	$10.3	$83.1	$38.5
Interest expense	3.2	3.5	13.6	16.5
Interest income	(2.1)	(2.3)	(10.6)	(7.5)
Income tax expense	11.1	2.9	32.5	13.2
Depreciation and amortization	8.1	8.1	33.1	32.1
EBITDA	$35.5	$22.4	$151.7	$92.8

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q4 Reported	$294.6	$175.4	$26.3	$11.1	$15.2	$0.21	$35.5
CCV adjustment	—	—	1.0	0.3	0.7	0.01	1.0
Non-recurring foreign tax expense	—	—	—	(1.7)	1.7	0.02	—
Tax discrete adjustments	—	—	—	(1.3)	1.3	0.02	—
FX impact	—	—	(0.5)	(0.1)	(0.4)	(0.01)	(0.5)
Constant Currency and other impact	6.3	3.5	0.6	0.2	0.4	0.01	0.7
2024 Q4 Adjusted	$300.9	$178.9	$27.4	$8.5	$18.9	$0.26	$36.7

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA
2024 Full Year Reported	$1,161.6	$682.3	$115.6	$32.5	$83.1	$1.10	$151.7
CCV adjustment	—	—	1.0	0.3	0.7	0.01	1.0
Corporate lease termination	—	—	(0.8)	(0.2)	(0.6)	(0.01)	(0.8)
Non-recurring foreign tax expense	—	—	—	(1.7)	1.7	0.02	—
Tax discrete adjustments	—	—	—	(0.6)	0.6	0.01	—
FX impact	—	—	(0.3)	—	(0.3)	—	(0.3)
Constant Currency and other impact	(7.8)	(4.3)	(0.6)	(0.1)	(0.5)	(0.01)	(0.8)
2024 Full Year Adjusted	$1,153.8	$678.0	$114.9	$30.2	$84.7	$1.12	$150.8

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2023 Q4 Reported	$270.5	$159.4	$13.1	$2.8	$10.3	$0.15	$22.4
Corporate office impairment	—	—	5.5	1.3	4.2	0.05	5.5
Investment impairment	—	—	3.5	0.8	2.7	0.03	3.5
CCV discrete adjustments	—	—	0.4	0.1	0.3	—	0.4
FX Impact	—	—	0.1	—	0.1	—	0.1
Tax Impact	—	—	—	0.3	(0.3)	—	—
2023 Q4 Adjusted	$270.5	$159.4	$22.6	$5.3	$17.3	$0.23	$31.9

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA
2023 Full Year Reported	$1,049.0	$609.8	$51.6	$13.1	$38.5	$0.53	$92.8
CCV impairment and discrete adjustments	—	—	34.3	8.0	26.3	0.30	34.3
Investment impairment	—	—	3.5	0.8	2.7	0.03	3.5
Debt extinguishment	—	—	3.5	0.8	2.7	0.03	—
Corporate office impairment	—	—	5.5	1.3	4.2	0.05	5.5
Contingent consideration liability	—	—	(5.1)	(1.2)	(3.9)	(0.05)	(5.1)
Effect of convertible debt dilution	—	—	—	—	—	0.06	—
FX Impact	—	—	0.6	0.2	0.4	(0.02)	0.5
2023 Full Year Adjusted	$1,049.0	$609.8	$93.9	$23.0	$70.9	$0.93	$131.5

	Three Months Ended September 30, 2024		Twelve Months Ended September 30, 2024
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$294.6	9%	$1,161.6	11%
Currency exchange rate fluctuations	6.3		(7.8)
Constant currency consolidated revenues	$300.9	11%	$1,153.8	10%

Consolidated gross profit	$175.4	10%	$682.3	12%
Currency exchange rate fluctuations	3.5		(4.2)
Constant currency consolidated gross profit	$178.9	12%	$678.1	11%

Consolidated net inventory	$191.9	15%	$191.9	15%
Currency exchange rate fluctuations	5.3		5.3
Constant currency consolidated net inventory	$197.2	18%	$197.2	18%

Latin America Pawn gross profit	$45.5	11%	$181.0	18%
Currency exchange rate fluctuations	3.5		(4.3)
Constant currency Latin America Pawn gross profit	$49.0	20%	$176.7	15%

Latin America Pawn PLO	$59.8	8%	$59.8	8%
Currency exchange rate fluctuations	5.2		5.2
Constant currency Latin America Pawn PLO	$65.0	18%	$65.0	18%

Latin America Pawn PSC revenues	$29.2	11%	$114.2	17%
Currency exchange rate fluctuations	2.1		(2.4)
Constant currency Latin America Pawn PSC revenues	$31.3	19%	$111.8	14%

Latin America Pawn merchandise sales	$50.5	6%	$204.5	12%
Currency exchange rate fluctuations	4.0		(5.5)
Constant currency Latin America Pawn merchandise sales	$54.5	14%	$199.0	9%

Latin America Pawn segment profit before tax	$10.2	59%	$38.8	23%
Currency exchange rate fluctuations	0.5		$(0.6)
Constant currency Latin America Pawn segment profit before tax	$10.7	68%	$38.2	21%